7 August 2024 Nuveen Churchill Direct Lending Corp. (NCDL) Second Quarter 2024 Earnings

2Nuveen Churchill Direct Lending Corp. Disclaimer This presentation is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any securities of Nuveen Churchill Direct Lending Corp. (the “Company,” “NCDL,” “we,” “us” or “our”). Any such offering can be made only at the time an offeree receives a prospectus relating to such offering and other operative documents which contain significant details with respect to risks and should be carefully read. In addition, the information in this presentation is qualified in its entirety by reference to the more detailed discussions contained in the Company’s public filings with the Securities and Exchange Commission (the “SEC”), including without limitation, the risk factors. Nothing in this presentation constitutes investment advice. You or your clients may lose money by investing in the Company. The Company is not intended to be a complete investment program and, due to the uncertainty inherent in all investments, there can be no assurance that the Company will achieve its investment objective. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Prospective investors should also seek advice from their own independent tax, accounting, financial, investment and legal advisors to properly assess the merits and risks associated with an investment in the Company in light of their own financial condition and other circumstances. These materials and the presentations of which they are a part, and the summaries contained herein, do not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. Such information is qualified in its entirety by reference to the more detailed discussions contained elsewhere in the Company’s public filings with the SEC. An investment in the Company is speculative and involves a high degree of risk. There can be no guarantee that the Company’s investment objective will be achieved. The Company may engage in other investment practices that may increase the risk of investment loss. An investor could lose all or substantially all of his, her or its investment. The Company may not provide periodic valuation information to investors, and there may be delays in distributing important tax information. The Company’s fees and expenses may be considered high and, as a result, such fees and expenses may offset the Company’s profits. For a summary of certain of these and other risks, please see the Company’s public filings with the SEC. There is no guarantee that any of the estimates, targets or projections illustrated in these materials and any presentation of which they form a part will be achieved. Any references herein to any of the Company’s past or present investments or its past or present performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments by the Company will be profitable or will equal the performance of these investments. Diversification of an investor’s portfolio does not assure a profit or protect against loss in a declining market. Opinions expressed reflect the current opinions of the Company as of the date appearing in the materials only and are based on the Company’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results. This presentation includes forward-looking statements about NCDL that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such factors include, but are not limited to: changes in the financial, capital, and lending markets; general economic, political and industry trends and other external factors, and the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation, and we assume no obligation to update any such forward- looking statements. Should NCDL’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that NCDL did not expect, actual results could differ materially from the forward-looking statements in this presentation. All capitalized terms in the presentation have the same definitions as the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. Please see Endnotes at the end of this presentation for additional important information.

3Nuveen Churchill Direct Lending Corp. 2Q’24 Earnings • Net investment income per share: $0.57 (vs. $0.56 3/31/2024)1 • Net increase in net assets resulting from operations per share: $0.37 (vs. $0.57 3/31/2024)1 • Net asset value per share: $18.03 (vs. $18.21 3/31/2024) • Annualized ROE on net investment income: 12.6%2; annualized ROE on net income: 8.2%3 • Paid $0.45 regular dividend per share for Q2’24 on 7/29/2024 • Paid $0.10 special dividend per share on 7/29/2024 • Declared $0.45 regular dividend per share for Q3’24, payable on 10/28/2024 Portfolio • Focused on investing in core U.S. middle market companies backed by private equity sponsors • $2.0B portfolio4 invested across 198 portfolio companies with a weighted average asset yield of 11.4%5 • Primarily comprised of first lien senior secured term loans and is well diversified across 26 industries ◦ 90.6% first lien, 7.8% subordinated debt, 1.6% equity • Average portfolio company size of 0.5% with the top 10 portfolio companies comprising only 14.4% of the portfolio • Three portfolio companies on non-accrual; weighted average internal risk rating of 4.1 (4.0 being the initial rating assigned to investments at origination) Balance Sheet and Liquidity • $2.1B in total assets as of 6/30/2024 • $361M liquidity comprised of cash, cash equivalents and debt capacity6 • 1.04x debt-to-equity ratio7 • $99.3M Share Repurchase Plan: Repurchased 367,985 shares / ~$6.5M through July 31, 2024 Platform • Churchill is the exclusive U.S. Middle Market Private Capital Manager of TIAA and Nuveen, a $1.2T global investment manager serving 15,000+ institutions globally • Senior leadership team has worked together since 2006 and has a cycle-tested track record • Time-tested private equity relationships and fund investments as a marquee LP drive proprietary deal flow • Disciplined and rigorous investment approach with comprehensive and proactive portfolio monitoring 2Q’24 Highlights

Nuveen Churchill Direct Lending Corp.: Overview (NYSE: NCDL)

Scaled, publicly-traded business development company with well-diversified, defensively constructed private equity sponsor backed senior loan-focused portfolio

$2.0B	**198**	**100%**	**91%**	**83%**
Investment Portfolio (FV)[4]	*Portfolio Companies*	*Private Equity Sponsor Backed*	*First Lien Debt*	*Debt Investments w. Financial Covenant*[8]
4.8x	**$76M**	**2.2x**	**11.4%**	**12.3%**
Portfolio Company Net Leverage[9]	*W.A. Portfolio Company EBITDA*[10]	*Interest Coverage Ratio on 1st Lien Loans*[11]	*W.A. Asset Yield (FV)*[5]	*Q2'24 Dividend Yield*[12]

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5Nuveen Churchill Direct Lending Corp. As of Date and For the Three Months Ended (Dollar amounts in thousands, except per share data) Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Net Investment Income1 $0.57 $0.56 $0.66 $0.62 $0.61 Net Realized and Unrealized Gains (Losses)1 (0.20) 0.01 0.07 (0.04) (0.14) Net Increase (Decrease) in Net Assets from Operations1 0.37 0.57 0.73 0.58 0.47 Net Asset Value $18.03 $18.21 $18.13 $17.96 $17.93 Regular Distributions $0.45 $0.45 $0.50 $0.50 $0.50 Supplemental Distributions — — 0.05 0.05 0.05 Special Distributions15 0.10 — — — — Total Distributions $0.55 $0.45 $0.55 $0.55 $0.55 Regular Distribution Yield13 10.0% 9.9% 10.9% 11.0% 11.2% Supplemental Distribution Yield14 —% —% 1.1% 1.1% 1.1% Special Distribution Yield15 2.2% —% —% —% —% Total Distribution Yield16 12.3% 9.9% 12.0% 12.2% 12.3% Total Debt7 $1,028,750 $817,214 $943,936 $860,190 $818,550 Net Assets $986,372 $998,234 $747,885 $638,960 $557,497 Debt-to-Equity at Quarter End 1.04x 0.82x 1.26x 1.35x 1.47x Annualized ROE (on Net Investment Income)2 12.6% 11.9% 13.7% 13.4% 13.5% Annualized ROE (on Net Income)3 8.2% 12.1% 15.3% 12.5% 10.3% Financial Highlights

Quarterly Investment Activity

(Dollar amounts in thousands)	For the Three Months Ended Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Net Funded Investment Activity					
New Gross Commitments at Par	$360,218	$206,815	$253,620	$216,710	$109,654
Net Investments Funded[17]	$304,976	$204,330	$236,118	$150,866	$102,103
Investments Sold or Repaid[17]	$(99,977)	$(54,896)	$(80,577)	$(20,490)	$(5,759)
Net Funded Investment Activity	$204,998	$149,434	$155,541	$130,376	$96,344
Gross Commitments at Par (incl. unfunded DDTLs)					
First-Lien Term Loans	$343,237	$201,005	$246,293	$193,794	$90,022
Subordinated Debt	$14,501	$5,314	$6,048	$17,852	$18,707
Equity Investments	$2,479	$496	$1,279	$5,064	$924
Gross Commitments	$360,218	$206,815	$253,620	$216,710	$109,654
Gross Commitments at Par (incl. unfunded DDTLs)					
First-Lien Term Loans	95%	97%	97%	89%	82%
Subordinated Debt	4%	3%	2%	8%	17%
Equity Investments	1%	—%	1%	2%	1%
New Investment Activity - Selected Metrics					
Number of New Investments	36	34	22	23	18
Weighted Average Interest Rate on new debt and income producing investments at par[18]	10.5%	10.3%	11.2%	12.1%	11.7%

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7Nuveen Churchill Direct Lending Corp. $18.21 $0.57 -$0.45 -$0.10 -$0.20 $18.03 NAV (3/31/24) Net investment income Regular distributions from income Special distributions from income Net realized and unrealized gain (loss) NAV (6/30/24) Net Asset Value 20 • $(0.18) quarter-over-quarter decrease in NAV per share 19 2Q’24: $0.55 total dividend (12.3% dividend yield12) 19 20

8Nuveen Churchill Direct Lending Corp. Dividend History D iv id en d p er S h ar e D ivid en d Y ield $0.50 $0.50 $0.50 $0.45 $0.45 $0.05 $0.05 $0.05 $0.10 11.2% 11.0% 10.9% 9.9% 10.0% 12.3% 12.2% 12.0% 12.3% Regular Dividend per share ($) Supp. Dividend per share ($) Special Dividend per share ($) Regular Annualized Dividend Yield (%) Total Annualized Dividend Yield (w. Supp.) (%) Total Annualized Dividend Yield (w. Special) (%) Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 —% 2.5% 5.0% 7.5% 10.0% 12.5% 16 13 • Declared a regular dividend of $0.45 per share for shareholders of record as of June 28, 2024 • The first of four special dividends of $0.10 per share was paid on July 29, 2024 for shareholders of record as of May 13, 2024 12

9Nuveen Churchill Direct Lending Corp. As of Date (Dollar amounts in thousands, unless otherwise noted) Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Portfolio highlights Investment at Fair Value4 1,990,856 1,794,559 1,641,686 1,481,012 1,350,757 Number of Portfolio Companies 198 195 179 174 161 Average Position Size at Fair Value ($) $10,055 $9,203 $9,171 $8,512 $8,390 Average Position Size at Fair Value (%) 0.5% 0.5% 0.6% 0.6% 0.6% Portfolio Composition, at Fair Value First-Lien Term Loans 90.6% 89.0% 87.0% 86.3% 86.7% Subordinated Debt 7.8% 9.3% 11.2% 11.8% 11.5% Equity Investments 1.6% 1.8% 1.9% 1.9% 1.8% Loans by Interest Rate Type, at Fair Value % Floating Rate Debt Investments 94.8% 94.7% 94.6% 94.2% 94.6% % Fixed Rate Debt Investments 5.2% 5.3% 5.4% 5.8% 5.5% Asset Level Yields Weighted Average Yield on Debt and Income Producing Investments, at Cost5 11.3% 11.6% 11.7% 11.6% 11.4% Weighted Average Yield on Debt and Income Producing Investments, at Fair Value5 11.4% 11.7% 11.9% 11.9% 11.7% Portfolio Highlights

10Nuveen Churchill Direct Lending Corp. V ol u m e ($ M il li on s) Sp read / C ou p on (% ) Investment Activity (QoQ) $110M $217M $254M $207M $360M 6.1% 6.1% 5.9% 4.9% 5.0% 13.5% 13.8% 13.0% 13.9% 13.8% 11.0% 11.5% 11.2% 10.2% 10.3% Volume ($ Millions) Spread (%) Coupon (%) Interest rate on floating rate investments (%) Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 $0M $100M $200M $300M $400M $500M $600M $700M $800M —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% • Closed 11 new investments and 25 add-ons totaling $360M21 • 5.0%22 average spread of new floating rate investments • 13.8%23 average coupon of new fixed rate investments 2Q’24 Investment Activity 18 Investments 22 Investments 24 36 Investments 34 Investments23 Investments

11Nuveen Churchill Direct Lending Corp. 94.8% 5.2% Floating rate debt investments % Fixed rate debt investments % 90.6% 7.8%1.6% First Lien Term Loan (including DDTLs) Subordinated Debt Equity 91% First Lien Portfolio Overview Portfolio composition by investment type Top 10 represents X% of investment portfolio Portfolio company diversification Portfolio composition by interest rate type ~95% Floating Rate Debt 17.5% 12.7% 10.0% 8.4% 5.1% 4.6% 4.3% 4.2% 3.4% 3.3% 26.6% Portfolio composition by Moody’s Industry Services: Business Healthcare & Pharmaceuticals High Tech Industries Beverage, Food & Tobacco Capital Equipment Services: Consumer Containers, Packaging & Glass Construction & Building Automotive Banking, Finance, Insurance, Real Estate Other (16) 25

12Nuveen Churchill Direct Lending Corp. Portfolio Overview - Diversification Top 10 represents 14.4% of investment portfolio Portfolio Company Moody’s Industry % of Fair Value S&S Truck Parts Automotive 1.6% Rise Baking Beverage, Food & Tobacco 1.5% Good2Grow Containers, Packaging & Glass 1.5% Handgards, LLC Beverage, Food & Tobacco 1.5% MGM Transformer Company Energy: Electricity 1.5% Evergreen Services Group II High Tech Industries 1.5% North Haven CS Acquisition Inc High Tech Industries 1.4% Trilon Group Services: Business 1.4% Diligent Corporation High Tech Industries 1.3% Specialized Packaging Group (SPG) Containers, Packaging & Glass 1.2% Others (188) • Average portfolio company size of 0.5% with largest 10 portfolio companies comprising only 14.4% of the portfolio

13Nuveen Churchill Direct Lending Corp. NCDL maintains a Net Interest Margin of 368 bps as of the quarter ended June 30, 2024 Net Interest Margin 6.2% 6.0% 6.2% 6.6% 6.5% 6.5% 6.8% 6.7% 6.7% 7.9% 9.6% 10.6% 11.0% 11.4% 11.6% 11.7% 11.6% 11.3% 4.1% 3.1% 2.8% 2.7% 3.8% 3.2% 2.7% 2.9% 2.7% 3.0% 4.5% 6.0% 6.8% 7.2% 7.5% 7.4% 7.7% 7.7% 3.6% 4.6% 4.9% 5.3% 5.4% 5.3% 5.3% 5.3% 6.3% 6.3% 6.3% 6.7% 6.5% 6.5% 6.8% 6.7% 6.8% 8.0% 9.8% 10.9% 11.4% 11.7% 11.9% 11.9% 11.7% 11.4% 1.5% 0.6% 0.3% 0.2% 0.2% 0.2% 0.1% 0.2% 0.5% 1.5% 3.0% 4.5% 4.9% 5.4% Weighted Avg. Yield on Debt and Income Producing Investments, at Cost Avg. Cost of Debt 3 Month Term Secured Overnight Financing Rate ("SOFR") Weighted Avg. Yield on Debt and Income Producing Investments, at Fair Value 3 Month London Interbank Offered Rate ("LIBOR") Q1'20 Q2'20 Q3'20 Q4'20 Q1'21 Q2'21 Q3'21 Q4'21 Q1'22 Q2'22 Q3'22 Q4'22 Q1'23 Q2'23 Q3'23 Q4’23 Q1’24 Q2’24 —% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 27

Internal Risk Rating

- Weighted average rating remained stable at 4.1
- Three portfolio companies on non-accrual representing 0.49% (at fair value) and 1.44% (at amortized cost) as of June 30, 2024

Portfolio risk ratings ($ thousands)

	June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023		
	Fair Value	% of Portfolio	# of Portfolio Companies	Fair Value	% of Portfolio	# of Portfolio Companies	Fair Value	% of Portfolio	# of Portfolio Companies	Fair Value	% of Portfolio	# of Portfolio Companies
1	—	— %	—	—	— %	—	—	— %	—	—	— %	—
2	—	—	—	—	—	—	—	—	—	—	—	—
3	130,153	6.5	8	90,541	5.1	8	80,342	4.9	7	64,424	4.4	7
4	1,654,267	83.1	156	1,474,423	82.2	153	1,353,243	82.4	140	1,228,370	82.9	139
5	130,331	6.6	21	152,044	8.5	23	138,916	8.5	21	135,410	9.1	19
6	37,358	1.9	6	47,666	2.7	6	35,686	2.2	6	30,351	2.1	5
7	28,431	1.4	4	27,559	1.5	4	27,653	1.7	4	14,268	1.0	2
8	1,856	0.1	1	2,326	0.1	1	5,846	0.4	1	6,445	0.4	1
9	—	—	—	—	—	—	—	—	—	—	—	—
10	8,460	0.4	2	—	—	—	—	—	—	1,744	0.1	1
Total	**$ 1,990,856**	**100.0 %**	**198**	**$ 1,794,559**	**100.0 %**	**195**	**$ 1,641,686**	**100.0 %**	**179**	**$ 1,481,012**	**100.0 %**	**174**
WA Risk Rating		**4.1**			**4.1**			**4.1**			**4.1**	

Rating	Definition	Rating	Definition
1	Performing – Superior	6	Watch List – Low Maintenance
2	Performing – High	7	Watch List – Medium Maintenance
3	Performing – Low Risk	8	Watch List – High Maintenance
4	Performing – Stable Risk (Initial Rating Assigned at Origination)	9	Watch List – Possible Loss
5	Performing – Management Notice	10	Watch List – Probable Loss

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15Nuveen Churchill Direct Lending Corp. Financing Overview Financing Facilities Amount ($Ms) Drawn ($Ms) Pricing Maturity Churchill NCDLC CLO-I $342.0 $342.0 S + 2.01%28 April 20, 2034 Churchill NCDLC CLO-II $215.0 $215.0 S + 2.50%28 January 20, 2036 Churchill NCDLC CLO-III $215.0 $215.0 S+ 2.11%28 April 20, 2036 Corporate Revolver29 $250.0 $77.3 S + 2.25% June 23, 2028 Wells Fargo Financing Facility $150.0 $69.0 S + 2.20% March 31, 2027 SMBC Financing Facility $150.0 $110.5 S + 2.65% November 24, 2026 Total / Weighted Average $1,322.0 $1,028.8 S+2.25%30 A m ou n t ($ M s) $150 $150 $772 $250 ABLs CLOs Revolver 2024 2025 2026 2027 2028 2029 and beyond $— $200 $400 $600 $800 $1,000 Stated Maturity • NCDL has a diversified funding profile including: two Asset Based Financing Facilities (ABLs), three Collateralized Loan Obligations (CLOs), and one Corporate Revolver • NCDL has ample liquidity of $361 million through cash and debt capacity • NCDL has no near-term debt maturities

Dividend Activity

Date Declared	Record Date	Payment Date	Dividend Type	Dividend per Share
July 31, 2024	September 30, 2024	October 28, 2024	Q3'24 Regular Dividend	$0.45
May 1, 2024	June 28, 2024	July 29, 2024	Q2'24 Regular Dividend	$0.45
January 10, 2024	February 12, 2025	April 28, 2025	Q1'25 Special Dividend	$0.10
January 10, 2024	November 11, 2024	January 28, 2025	Q4'24 Special Dividend	$0.10
January 10, 2024	August 12, 2024	October 28, 2024	Q3'24 Special Dividend	$0.10
January 10, 2024	May 13, 2024	July 29, 2024	Q2'24 Special Dividend	$0.10
January 10, 2024	March 30, 2024	April 29, 2024	Q1'24 Regular Dividend	$0.45
December 28, 2023	December 29, 2023	January 10, 2024	Q4'23 Regular Dividend	$0.50
December 28, 2023	December 29, 2023	January 10, 2024	Q4'23 Supplemental Dividend	$0.05
September 28, 2023	September 28, 2023	October 12, 2023	Q3'23 Regular Dividend	$0.50
September 28, 2023	September 28, 2023	October 12, 2023	Q3'23 Supplemental Dividend	$0.05
June 28, 2023	June 28, 2023	July 12, 2023	Q2'23 Regular Dividend	$0.50
June 28, 2023	June 28, 2023	July 12, 2023	Q2'23 Supplemental Dividend	$0.05
March 30, 2023	March 30, 2023	April 12, 2023	Q1'23 Regular Dividend	$0.50
March 30, 2023	March 30, 2023	April 12, 2023	Q1'23 Supplemental/Special Dividend	$0.26
December 29, 2022	December 29, 2022	January 17, 2023	Q4'22 Regular Dividend	$0.50
September 28, 2022	September 28, 2022	October 11, 2022	Q3'22 Regular Dividend	$0.47
June 30, 2022	June 30, 2022	July 12, 2022	Q2'22 Regular Dividend	$0.43
March 30, 2022	March 31, 2022	April 12, 2022	Q1'22 Regular Dividend	$0.41
December 29, 2021	December 29, 2021	January 18, 2022	Q4'21 Regular Dividend	$0.40
September 29, 2021	September 29, 2021	October 11, 2021	Q3'21 Regular Dividend	$0.38
June 29, 2021	June 29, 2021	July 12, 2021	Q2'21 Regular Dividend	$0.31
March 29, 2021	March 29, 2021	April 19, 2021	Q1'21 Regular Dividend	$0.30
December 29, 2020	December 29, 2020	January 18, 2021	Q4'20 Regular Dividend	$0.28
November 4, 2020	November 4, 2020	November 11, 2020	Q3'20 Regular Dividend	$0.23
August 4, 2020	August 4, 2020	August 11, 2020	Q2'20 Regular Dividend	$0.28
April 16, 2020	April 16, 2020	April 21, 2020	Q1'20 Regular Dividend	$0.17

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Quarterly Balance Sheets

	As of Date				
(Dollar amounts in thousands, except per share data)	**Jun 30, 2024**	**Mar 31, 2024**	**Dec 31, 2023**	**Sep 30, 2023**	**Jun 30, 2023**
Assets					
Investments, at fair value	$1,990,856	$1,794,559	$1,641,686	$1,481,012	$1,350,757
Cash and cash equivalents	70,986	64,146	67,395	35,971	45,448
Restricted cash	50	50	50	50	50
Due from adviser for expense support	—	—	—	632	865
Interest receivable	18,299	16,067	17,674	15,786	13,076
Receivable for investments sold	2,650	422	3,919	5,118	766
Contribution receivable	—	—	—	35	3
Prepaid expenses	93	118	13	57	100
Other assets	—	125	127	—	—
Total Assets	**$2,082,934**	**$1,875,487**	**$1,730,864**	**$1,538,660**	**$1,411,066**
Liabilities					
Secured borrowings, net	$1,020,721	$817,214	$943,936	$860,190	$818,550
Payable for investments purchased	17,790	16,877	—	—	—
Interest payable	21,292	11,022	9,837	12,620	11,321
Due to adviser for expense support	—	—	632	865	1,101
Management fees payable	3,590	3,264	3,006	2,722	2,474
Distributions payable	30,108	24,684	22,683	19,573	17,105
Directors' fees payable	127	128	96	96	96
Accounts payable and accrued expenses	2,934	4,064	2,789	3,635	2,922
Total Liabilities	**$1,096,562**	**$877,254**	**$982,979**	**$899,700**	**$853,569**
Net Assets					
Common shares	547	548	412	356	311
Paid-in-capital in excess of par value	1,019,617	1,021,573	776,719	673,883	593,044
Total dstributable earnings	(33,792)	(23,888)	(29,246)	(35,280)	(35,857)
Total Net Assets	**$986,372**	**$998,234**	**$747,885**	**$638,960**	**$557,497**
Total Liabilities and Net Assets	**$2,082,934**	**$1,875,487**	**$1,730,864**	**$1,538,660**	**$1,411,066**
Net Asset Value per Share	**18.03**	**18.21**	**18.13**	**17.96**	**17.93**
Debt to Equity	**1.04x**	**0.82x**	**1.26x**	**1.35x**	**1.47x**

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Quarterly Operating Results

(Dollar amounts in thousands, except per share data)	For the Three Months Ended Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Investment income:					
Non-controlled/non-affiliated company investments:					
Interest income	53,018	49,078	46,819	40,371	36,291
PIK income	1,529	1,992	1,821	951	551
Dividend income	33	308	45	16	24
Other income	509	217	264	409	234
Total investment income	**$55,089**	**$51,595**	**$48,948**	**$41,747**	**$37,100**
Expenses:					
Interest and debt financing expenses	$18,721	$16,941	$18,116	$16,048	$14,299
Management fees	3,590	3,264	3,006	2,722	2,474
Incentive fees on net investment income	3,075	4,459	—	—	—
Professional fees	693	710	1,171	730	964
Directors' fees	127	128	96	96	96
Administrative fees	484	542	569	370	349
Other general and administrative expenses	466	275	98	125	357
Total expenses before expense support	**$27,156**	**$26,319**	**$23,056**	**$20,091**	**$18,539**
Expense support	—	—	—	—	(143)
Incentive fees waived	(3,075)	(4,459)	—	—	—
Net expenses	**$24,081**	**$21,859**	**$23,056**	**$20,091**	**$18,396**
Net investment income	**31,008**	**29,735**	**25,892**	**21,656**	**18,704**
Excise taxes	—	—	6	—	—
Net investment income after excise taxes	**31,008**	**29,735**	**25,886**	**21,656**	**18,704**
Realized and unrealized gain (loss) on investments:					
Net realized gain (loss) on non-controlled/non-affiliate company investments	1,017	(3,625)	(1,545)	(13,106)	217
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate company investments	(12,102)	4,056	4,520	11,573	(4,240)
Income tax (provision) benefit	282	(141)	(96)	27	(376)
Total Net Change in Unrealized Gain (Loss)	**$(11,820)**	**$3,915**	**$4,424**	**$11,600**	**$(4,617)**
Total net realized and unrealized gain (loss) on investments	**$(10,803)**	**$290**	**$2,880**	**$(1,506)**	**$(4,399)**
Net increase (decrease) in net assets resulting from operations	**$20,205**	**$30,025**	**$28,766**	**$20,150**	**$14,305**
Weighted Average Shares outstanding for the Period	**54,789,044**	**52,758,353**	**39,251,180**	**34,812,720**	**30,621,009**
Shares Outstanding at End of Period	**54,705,779**	**54,815,740**	**41,242,105**	**35,585,951**	**31,099,618**

nuveen

Nuveen Churchill Direct Lending Corp. 18

19Nuveen Churchill Direct Lending Corp. Our website www.NCDL.com Investor Relations NCDL-IR@churchillam.com Contact Us

20Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of June 30, 2024, unless otherwise noted. Numbers may not sum due to rounding. 1 Per share Net Investment Income, Net Realized and Unrealized Gains (Losses) on Investments and Net Increase (Decrease) from Net Assets from Operations data was derived by using the period end weighted average shares outstanding. Refer to the Quarterly Operating Results, page 18, for weighted average shares outstanding for the period. Certain prior period amounts have been reclassified to conform to the current period presentation. 2 Annualized return on equity (“ROE”) on Net Investment Income is quarterly Net Investment Income divided by quarter-end net asset value annualized. 3 Annualized ROE on Net Income is quarterly Net Increase in Net Assets from Operations divided by quarter-end Net Asset value annualized. 4 Represents total investment portfolio at fair value. Total par value of debt investment commitments is $2,225M which includes approximately $211M of unfunded delayed draw term loan commitments. 5 Weighted average yield on debt and income producing investments, at fair value and cost where applicable. The weighted average yield of the Company’s debt and income producing investments is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of fees and expenses. Actual yields over the life of each investment could differ materially from the yields presented. The weighted average yield was computed using the effective interest rates as of quarter end, including accretion of original issue discount, but excluding investments on non-accrual status, if any. There were three portfolio companies on non-accrual status as of June 30, 2024. Weighted average yield inclusive of debt and income producing investments on non-accrual status, at fair value as of June 30, 2024 was 11.36%. 6 Represents the sum of the amounts available under the financing facilities and the Corporate Revolver of $290M and cash and cash equivalents of $71M. 7 Total Debt outstanding as of June 30, 2024 excludes netting of deferred financing costs. 8 Represents the percentage of debt investments with one or more maintenance financial covenants, based on the fair value of as of June 30, 2024. 9 Net leverage is the ratio of total debt minus cash divided by EBITDA, taking into account only the debt issued through the tranche in which the Company is a lender. Leverage is derived from the most recently available portfolio company financial statements, and weighted by the fair value of each investment as of June 30, 2024. Net leverage presented excludes equity investments as well as debt instruments to which the Adviser has assigned a risk rating of 8 or higher, and any portfolio companies with net leverage of 15 x or greater. 10 Weighted based on fair market value of private debt investments as of June 30, 2024 for which fair value is determined by the Company’s investment adviser (the “Adviser”) in its capacity as the valuation designee of the Board of Directors, and excludes quoted assets. Amounts are weighted based on fair market value of each respective investment as of its most recent quarterly valuation, which are derived from the most recently available portfolio company financial statements. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization. EBITDA amounts are estimated from the most recent portfolio company financial statements, have not been independently verified by NCDL and may reflect a normalized or adjusted amount. Accordingly, NCDL makes no representation or warranty in respect of this information.

21Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of June 30, 2024, unless otherwise noted. Numbers may not sum due to rounding. 11 The interest coverage ratio calculation is derived from the most recently available portfolio company financial information received by the Adviser, and is a weighted average based on the fair market value of each respective first lien loan investment as of its most recent reporting to lenders. Such reporting may include assumptions regarding the impact of interest rate hedges established by borrowers to reduce their exposure to floating interest rates (resulting in a reduced hedging rate being used for the total interest expense in respect of such hedges, rather than any higher rates applicable under the documentation for such loans), even if such hedging instruments are not pledged as collateral to lenders in respect of such loans and do not secure the loans themselves. The interest rate coverage ratio excludes junior capital investments and equity co-investments, and applies solely to traditional middle market first lien loans held by NCDL, which also excludes any upper middle market or other first lien loans investments that do not have maintenance financial covenants, and first lien loans that the Adviser has assigned a risk rating of 8 or higher, as well as any portfolio companies with net senior leverage of 15x or greater. As a result of the foregoing exclusions, the interest coverage ratio shown herein applies to 73.71% of our total investments, and 81.35% of our total first lien loan investments, in each case based upon fair value as of June 30, 2024. 12 Q2’24 Annualized Dividend yield includes the Regular Distribution per share and the Special Distribution per share divided by the quarter end NAV per share of $18.03, annualized. 13 Regular Distribution Yield is the Regular Distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 14 Supplemental Distribution Yield is the Supplemental Distribution per share declared in respect of the quarter, divided by the NAV per share as of the respective quarter end, annualized. 15 Special Distribution presented represents the first of four special distributions of $0.10 per share announced at the time of IPO, which is derived from Net Investment Income. Special Distribution Yield is the Special Distribution per share, divided by the NAV per share as of the respective quarter end. 16 The Total Distribution Yield presented is the sum of the Regular Distribution per share and Supplemental Distribution per share (if any), annualized on a quarterly basis, plus any Special Distributions (if any) per share. Special Distribution, other than those derived from Net Investment Income, may be presented on a non-annualized basis. 17 Represents the total amount of cash activity for the purchase of investments and the proceeds from principal repayments and sales of investments. 18 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments. The effective interest rate for floating rate investments utilizes the applicable margin plus the greater of the 3-Month base rate, or base rate floor. SOFR as of June 30, 2024 was 5.32%. The effective interest rate for fixed rate investments utilizes the investment coupon. 19 The per share data was derived by using the weighted average shares outstanding for the three months ended June 30, 2024. 20 The per share data for distributions reflects the actual amount of distributions declared for the three months ended June 30, 2024. 21 Represents the par amount of total new investment activity for the three months ended June 30, 2024. Investment activity does not include draws on existing Delayed Draw Term Loans and partial paydowns. 22 Average Spread is calculated based off of par amount. 23 Average Coupon is calculated based off of par amount. Average coupon includes 50% cash coupon and 50% PIK.

22Nuveen Churchill Direct Lending Corp. Endnotes Note: All information is as of June 30, 2024, unless otherwise noted. Numbers may not sum due to rounding. 24 Interest rate utilizes the floating rate investment spread plus the greater of 3-Month base rate, or base rate floor, if applicable for each respective transaction SOFR as of June 30, 2023 was 5.27%, LIBOR as of June 30, 2023 was 5.55%; SOFR as of September 30, 2023 was 5.40%; SOFR as of December 31, 2023 was 5.33%; SOFR as of March 31, 2024 was 5.30%, SOFR as of June 30, 2024 was 5.32%. 25 33% of first lien term loans are unitranche positions. 26 Net Interest Margin calculated as Weighted Average Yield on Debt and Income Producing Investments at Fair Value minus Average Cost of Debt. 27 Average Cost of Debt includes interest expense on borrowings and unused fees. 28 Interest rates represent the weighted average spread over 3-month SOFR for the various floating rate tranches of issued notes within the CLO vehicles. The weighted average interest rate for the Churchill NCDLC CLO-I excludes tranches with a fixed interest rate. 29 The Corporate Revolver is defined as the Revolving Credit Facility in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024. 30 Weighted average facility pricing spread weighted based on total commitment amount. SOFR base rate tenors may differ between credit facilities.